Exhibit 99.1

Multiplayer Online Dragon Inc.
14205 SE 36th Street, Suite 100
Bellevue, WA
98006

(800) 916-1354

NEWS RELEASE

Nevada, August 8, 2011 – Multiplayer Online Dragon Inc., (the “Company”), (OTCBB:MYDR), announced that it has accepted the resignation of Yuan Kun Deng as Director and Chairman of the Company effective August 5, 2011.  Walter Brenner, President and CEO, wish to thank Mr. Deng for his support and wish him well in his new ventures.

Pursuant to the agreement dated December 21, 2010, the Company has agreed to transfer 80,000,000 restricted common shares to Webprizm.com, Walter Brenner or its legal nominee. (please refer to the new release dated December 23, 2010).

The Company’s new main address will be:

14205 SE 36th Street, Suite 100
Bellevue, WA
98006

Multiplayer Online Dragon Inc. is focused on creating, hosting and launching a collaborative Internet search engine and other Internet software products and services.  The Internet is a world-wide medium of interconnected electronic and/or computer networks. The Company has no debt (other than short term trade payables), is financially sound.

ON BEHALF OF THE BOARD OF DIRECTORS

MULTIPLAYER ONLINE DRAGON INC.

Per:      Walter Brenner
Walter Brenner, President

The above news release has been provided by the above company via the OTC Disclosure and News Service. Issuers of news releases and not OTC Markets Inc. are solely responsible for the accuracy of such news releases.